EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in Mid Penn Bancorp, Inc.’s Annual Report on Form 10-K of our report dated January 16, 2004, relating to the consolidated financial statements as of and for the year ended December 31, 2003 of Mid Penn Bancorp, Inc. and subsidiaries, which report appears in Mid Penn Bancorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003 and filed with the Securities and Exchange Commission.

/s/ PARENTE RANDOLPH, PC
Williamsport, Pennsylvania
March 26, 2004